SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                           =========

                           FORM 8-K

                         CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                            of 1934



Date of Report: August 31, 1999    Commission File: 33-27652-NY



                   BUSINESSNET HOLDINGS CORP.
       (Formerly BusinessNet International, Inc.)
     (Exact Name of Registrant As Specified In Its Charter)



    DELAWARE                                 22-2946374
(State of Incorp.)                        (IRS Employer Identi-
                                             fication Number)

             1 Bannisters Wharf, Newport, RI 02840
           (Address of Principal Executive Offices)


                         (401) 841-5294
                (Registrant's Telephone Number)











     The following current report under Section 13 or 15(d) of the Securities Exchange Act of 1934 is filed pursuant to Rule 13a-ll or Rule 15d-11:

ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS

On May 11, 1999, the Company announced that it had acquired a 60% controlling interest in Omnicast Corp., developer of omnicastlive.com, an Internet entertainment content producer and web site. In exchange for its controlling interest, the Company has agreed to provide its subsidiary Omnicast Corp. with $2 million in working capital to immediately launch on the Internet its full-time, video-based transactional network via on-line services.

Through a license agreement with The Classic Rock Network, and other prospective licensing agreements, omnicastlive.com will provide scheduled on-line video events such as live concerts, interviews with classic rock artists, concert videos-on-demand, and an e-commerce component to market music and music-related products as well as sponsor advertising.

On August 9, 1999, the Registrant announced that its Internet entertainment subsidiary, OMNICAST CORP., had acquired internet broadcast rights for the "Itchykoo Park 99" music festival held August 12th through 15th at Itchykoo Park near Nashville, TN. The four-day event featured over thirty classic rock bands and artists, including Rick Springfield, Sammy Hagar, Styx, Starship, Iron Butterfly, Grand Funk Railroad, and The Moffatts. Omnicast will feature extended coverage of the concert event on its omnicastlive.com Internet web site with video streaming, backstage interviews with artists, and on-line merchandising of music and memorabilia. This concert production was the first major entertainment event to be recorded live in the new High-Definition TV
(HDTV) format, and will be available for broadcast and purchase in both HDTV and standard television formats.

With over forty hours of HDTV video footage of over thirty classic rock artists, OMNICAST will produce a pay-per-view concert event featuring the best of "Itchykoo Park '99" for an Internet pay-per-view broadcast, and is presently negotiating with significant television distribution outlets for re-broadcast of the program as a cable television pay-per-view and for a series of broadcast programs. OMNICAST will also pursue domestic and international video and merchandise sales.

The Registrant is presently evaluating several additional potential acquisitions of or joint ventures with companies in related industries, particularly Internet entertainment content providers and Internet video streaming service providers.


ITEM 5:  OTHER EVENTS

Share Dividend Declared

On July 13, 1999, The Registrant announced today that its Board of Directors had approved a Common Stock dividend of one (1) Share of Common Stock for each one
(1) Share of Common Stock held of record as of the close of business on July 23, 1999, payable on July 30, 1999. As a result of the payment of this dividend, the number of Shares of Common Stock of the Registrant increased from 917,482 to 1,974,964 as of July 30, 1999.

Executive Offices Relocated to Newport, RI

In May, 1999, the Registrant relocated its executive and administrative offices to 1 Bannister's Wharf, Newport, RI 02840. The telephone number is (401) 841-5294.


ITEM 6: RESIGNATION OF OFFICER AND DIRECTOR

On May 4, 1999, William J. Reilly resigned as an Officer and Director of the Registrant, and will continue to serve as an outside legal counsel for the Registrant. On the same date, Mr. Rounsevelle W. Schaum was named President and Chairman of the Board of Directors of the Registrant as part of the reorganization of the Registrant's business activities.

On August 1, 1999, William Barlow, President of the Registrant's Omnicast Corporation subsidiary, was appointed as a Director of the Registrant.
                           SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED: August 31, 1999         BUSINESSNET HOLDINGS CORP.



                   By:___/S/______________________
                                 ROUNSEVELLE W. SCHAUM
                                 President